EXHIBIT (b)

CERTIFICATION PURSUANT TO RULE 30a-2(b) UNDER THE INVESTMENT COMPANY ACT OF 1940

Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Third Avenue Variable Series Trust (the "Company"), hereby certifies, to the best of his knowledge, that the Company's Report on Form N-CSR for the period ended June 30, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: August 15, 2008



/s/ David M. Barse
------------------
Name:  David M. Barse
Title: Principal Executive Officer



/s/ Vincent J. Dugan
--------------------
Name:  Vincent J. Dugan
Title: Principal Financial Officer